UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 20, 2009

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 20, 2009, the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”) approved a plan to reduce the number of employee positions at the Company by approximately 9%. The Company is taking these actions in order to reduce operating costs and realign its organization in the current competitive operating environment. As of the date of the filing of this Current Report on Form 8-K, the Company has completed the reduction-in-force and anticipates incurring restructuring charges of approximately $4.2 million related to this action in its second fiscal quarter, primarily for non-recurring employee-related termination benefits, including severance payments and continuation of medical insurance benefits. Substantially all of these charges will result in cash expenditures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On October 20, 2009, the Board appointed Bob L. Corey as Acting President and Chief Executive Officer following having accepted on the same day the resignation of Mark A. Canepa as President and Chief Executive Officer and a director of the Company. On October 22, 2009, the Company and Mr. Canepa entered into a Resignation Agreement and General Release of Claims. Under the terms of the Agreement, and in consideration for his execution of a general release of claims, the Company will provide Mr. Canepa with (i) twelve months of his current base salary, (ii) a pro rata portion of his annual bonus target under the Company’s Executive Incentive Plan for fiscal year 2010, (iii) accelerating by twelve months the vesting of shares of the Company’s common stock subject to Mr. Canepa’s outstanding stock options and restricted stock units, and (iv) twelve months of his applicable COBRA health care premiums. The cash payments are to be made in equal installments concurrent with the Company’s regular payroll periods over the next twelve months.

Mr. Corey also retains his duties as Senior Vice President, Finance and Chief Financial Officer. Mr. Corey’s biography is included in the Company’s Annual Report on Form 10-K, as filed with the SEC on August 28, 2009, and the text of that biography is incorporated herein by reference. Mr. Corey’s employment offer letter was supplemented to include the offer of an additional one-time option to acquire 100,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the grant date (the “Additional Option”). In addition, in the absence of a change in our control, in the event that Mr. Corey’s employment is terminated without cause within 12 months of the appointment of a permanent President and Chief Executive Officer of us, subject to his execution of a release of claims against us, Mr. Corey is entitled to (i) 12 months of his base salary then in effect, (ii) a pro rata portion of his annual bonus target under the Company’s Executive Incentive Plan for the fiscal year in which such termination occurs, (iii) acceleration of the vesting of the Additional Option and of 12 months of vesting of the shares subject to any other outstanding equity incentive grants, and (iv) reimbursement of 12 months of COBRA healthcare premiums.

The Board also appointed Edward B. Meyercord, III to serve as a Class II director of the Company, whose term shall expire at the 2009 annual meeting of the Company’s stockholders. Mr. Meyercord was also appointed to serve on the compensation committee of the Board, effective January 1, 2010.

Mr. Meyercord is currently the President and Managing Partner of Council Rock Advisors LLC, a private company that provides advisory, capital raising and management consulting services. From December 2006 until January 2009, Mr. Meyercord served as Chief Executive Officer, President and a member of the board of directors of Cavalier Telephone & TV, a privately held voice and data services provider based in Richmond, Virginia. From January 2004, until its sale to Cavalier Telephone & TV in December 2006, Mr. Meyercord served as Chief Executive Officer, President and a member of the board of directors of Talk America, Inc., a publicly traded company that provided phone and internet services to consumers and small businesses. He served as President and a director of Talk America from 2001 until 2003 and as its Chief Financial Officer and Chief Operating Officer from 2000 until 2001. Mr. Meyercord joined Talk America in September of 1996 as the Executive Vice President,

Marketing and Corporate Development. Prior to joining Talk America, Mr. Meyercord was a Vice President in the Global Telecommunications Corporate Finance Group at Salomon Brothers, Inc., based in New York. Prior to Salomon Brothers, Mr. Meyercord worked in the corporate finance department at PaineWebber Incorporated. Mr. Meyercord received his bachelor’s degree in Economics from Trinity College in Hartford, CT and his MBA from New York University.

As part of the restructuring plan described in Item 2.05 above, Robert S. Schlossman’s position as Senior Vice President and General Counsel was eliminated. Diane C. Honda, a Vice President of the Company and formerly an Associate General Counsel, became General Counsel on the same day.

Ms. Honda has been employed by the Company since November 2004, most recently as its Vice President and Associate General Counsel. She previously held legal or business positions with Speedera Networks, Inc., a privately-held networking company, Riverstone Networks, Inc., a publicly traded networking company, Legato Systems, Inc., a publicly traded software company, and Hewlett-Packard Company, a publicly traded technology company. She received a bachelor’s in science in Applied Math Computer Science and Industrial Management from Carnegie Mellon University and a J.D. from Santa Clara University School of Law.

A copy of the press release announcing the appointment of Mr. Meyercord to the Board is attached hereto as Exhibit 99.1. A copy of the press release concerning the Company’s restructuring and Mr. Corey’s additional executive duties is attached hereto as Exhibit 99.2. Copies of the Resignation Agreement and Release of Claims with Mr. Canepa and the supplemental offer letter of employment in connection with Mr. Corey’s appointment as Interim President and Chief Executive Officer are attached hereto as Exhibits 10.28 and 10.29, respectively. All of these exhibits are incorporated by reference herein in their entirety.

Item 8.01.	Other Events

On July 28, 2009, subject to stockholder approval, the Board approved an amendment to the Extreme Networks, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), to increase the share reserve under the 2005 Plan by 5,300,000 shares. This amendment will be submitted for approval by the stockholders of the Company at the next annual meeting of the stockholders.

On October 20, 2009, the Board approved two additional amendments to the 2005 Plan. The first amendment imposes a maximum term limit of seven (7) years on future stock option grants under the 2005 Plan. The second amendment deletes a requirement that placed vesting restrictions on certain full value awards that may be granted under the 2005 Plan. Prior to this amendment the number of such awards with time based vesting terms of less than three (3) years and performance based vesting with periods of less than one (1) year was limited to five percent (5%) of the maximum aggregate number of shares that may be issued under the 2005 Plan.

A copy of the 2005 Plan as amended and restated to take into account the October 20, 2009 amendments (but not the July 28 amendment which is still subject to stockholder approval) is attached as Exhibit 99.3 and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.28	Resignation Agreement and General Release of Claims, dated October 20, 2009, between Extreme Networks, Inc. and Mark A. Canepa.

10.29	Supplement to Offer of Employment Letter, dated October 21, 2009, from Extreme Networks, Inc. to Bob L. Corey.

99.1	Press release, dated October 20, 2009.

99.2	Press release, dated October 22, 2009.

99.3	2005 Extreme Networks, Inc. Equity Incentive Plan, as amended by the Board of Directors on October 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2009

EXTREME NETWORKS, INC.

By:	/s/ BOB L. COREY
Bob L. Corey
Acting President and Chief Executive Officer
Senior Vice President and Chief Financial Officer

4